                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             CAMDEN PROPERTY TRUST
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                NOT APPLICABLE
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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

                             CAMDEN PROPERTY TRUST
                      3200 SOUTHWEST FREEWAY, SUITE 1500
                             HOUSTON, TEXAS 77027

                       --------------------------------


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 5, 1997

                       --------------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Camden Property Trust (the "Company") will be held at 10:00 A.M., local time, on Thursday, June 5, 1997, at The Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas for the following purposes:

              1. To elect seven members of the Company's Board of Trust
                 Managers.

              2. To approve an amendment to the Company's 1993 Share Incentive
                 Plan to increase the number of shares authorized for issuance under the plan.

              3. To ratify the appointment of Deloitte & Touche LLP as
                 independent auditors of the Company for the year ending December 31, 1997.

              4. To consider and transact such other business as may properly be brought before the Meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 17, 1997 will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. The share transfer books will not be closed.


                             By Order of the Board of Trust Managers



                             G. Steven Dawson
                             Senior Vice President - Finance,
                             Chief Financial Officer and Treasurer

Houston, Texas
April 21, 1997



                             YOUR VOTE IS IMPORTANT

          To ensure that your interests will be represented at the Meeting, whether or not you plan to attend the Meeting, please complete, date, sign and mail the enclosed proxy promptly. Shareholders who attend the Meeting in person may revoke their proxies and vote in person if they so desire.

                             CAMDEN PROPERTY TRUST
                      3200 SOUTHWEST FREEWAY, SUITE 1500
                             HOUSTON, TEXAS 77027

                        ------------------------------

                                PROXY STATEMENT

                         ------------------------------


                        ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 5, 1997

                        ------------------------------


    This Proxy Statement and the enclosed proxy are furnished to shareholders of Camden Property Trust, a Texas real estate investment trust (the "Company"), in connection with the solicitation of proxies by the Board of Trust Managers of the Company from holders of outstanding common shares of beneficial interest, $.01 par value (the "Common Shares"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held at 10:00 A.M., local time, on Thursday, June 5, 1997, at The Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas, and at any adjournment or postponement thereof. The approximate date on which this Proxy Statement and the related form of proxy are first being sent to shareholders is April 30, 1997.

    If the enclosed proxy is properly executed and returned, and if a shareholder specifies a choice on the proxy, the Common Shares represented by the proxy will be voted (or withheld from voting) in accordance with such shareholder's choice. If the proxy is signed and returned but no specification is made, the proxy will be voted FOR the election of each of the nominees for Trust Manager listed herein, FOR the amendment of the Company's 1993 Share Incentive Plan (the "Plan") and FOR the proposal to ratify the appointment of the independent auditors.

    Any proxy executed and returned by a shareholder may be revoked by the shareholder giving it, at any time prior to its being voted, by filing with the Secretary of the Company at its address set forth above a written notice of revocation or a duly executed proxy bearing a later date. Any proxy also may be revoked by the shareholder attending the Meeting and voting in person. A notice of revocation need not be on any specific form.

    As of the date of this Proxy Statement, the Board of Trust Managers of the Company knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matters are properly brought before the Meeting, the persons named in the accompanying form of proxy will vote the proxies in accordance with their judgment.

                     RECORD DATE AND VOTING AT THE MEETING

    The Board of Trust Managers has fixed the close of business on April 17,1997 as the record date for the determination of the shareholders of the Company entitled to notice of, and to vote at, the Meeting. At that date, there were outstanding 26,320,125 Common Shares, the holders of which will be entitled to one vote per Common Share on each matter submitted to the Meeting. No other voting securities of the Company were outstanding on April 17,1997. Shareholders are not entitled to cumulate their votes.

    The holders of a majority of the Common Shares entitled to vote (13,160,063 Common Shares), present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Meeting. If such quorum shall not be present or represented at the Meeting, the shareholders present or represented at the Meeting may adjourn the Meeting from time to time without notice other than announcement at the Meeting until a quorum shall be present or represented. If a quorum is present or represented at the Meeting, the shareholders present or represented at the Meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum present, provided that there remain at the Meeting the holders of at least one-third of the Common Shares entitled to vote.

    The Texas Real Estate Investment Trust Act does not specifically address the treatment of abstentions and broker non-votes. Pursuant to the Company's Bylaws, abstentions and broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be included in the determination of the number of Common Shares present at the Meeting for quorum purposes. Also pursuant to the Company's Bylaws, abstentions and broker non-votes will not be deemed to be outstanding and, therefore, will not be counted in the tabulations of votes cast on proposals presented to shareholders.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Common Shares as of April 17, 1997 for (i) each person or entity known by the Company to be the beneficial owner of more than five percent of the Company's Common Shares,(ii) the Company's Chief Executive Officer and each of the Company's other four most highly compensated officers (collectively, the "Named Executive Officers"), (iii) each Trust Manager, and (iv) all Trust Managers and executive officers of the Company as a group. Each person or entity named in the table has sole voting and investment power with respect to all Common Shares shown as beneficially owned, except as otherwise set forth in the notes to the table. The number of shares reported as beneficially owned by a person or entity represents the number of Common Shares the person or entity holds plus the number of Common Shares into which vested options held by the person are exercisable within 60 days and the number of Common Shares into which units held by the person or entity are redeemable. The Company may elect to issue Common Shares rather than pay cash upon redemption of such units or convert the units at the rate of one Common Share for each unit. These units represent the limited partnership ownership interest in Camden Operating, L.P. ("Operating Partnership"). See "Certain Relationships and Transactions" for more information on the Operating Partnership. The extent to which a person or entity holds shares of Common Shares, options or units is set forth in the footnotes.

                                                              Shares Beneficially Owned
                                                              -------------------------
Name and Address of Beneficial Owners (1)              Amount              Percent of Class (2)
--------------------------------------------  -------------------------  -------------------------

Cohen & Steers Capital Management, Inc.               2,328,500  (3)              8.8%

William R. Cooper                                     1,982,461  (4)              7.1%

PGI Associates, L.P.                                  1,407,495  (5)              5.1%

Richard J. Campo                                        413,179  (6)              1.6%

D. Keith Oden                                           410,522  (7)              1.6%

Lewis A. Levey                                          312,933  (8)              1.2%

H. Malcolm Stewart                                       88,202  (9)                *

Michael W. Biggs                                         72,460 (10)                *

G. Steven Dawson                                         59,002 (11)                *

Steven A. Webster                                        12,667 (12)                *

F. Gardner Parker                                        11,067 (12)(13)            *

George A. Hrdlicka                                       10,667 (12)                *

All Trust Managers and
executive officers as a group (13 persons)            3,196,143 (14)             11.2%

____________________________

*    Less than 1%.

(1) The address for Cohen & Steers Capital Management, Inc. is 757 Third Avenue, New York, NY 10017. The address for PGI Associates, L.P. ("PGI") is 7557 Rambler Road, Suite 700, Dallas, Texas 75231. The address for Messrs. Cooper, Campo, Oden, Levey, Stewart, Biggs, Dawson, Webster, Parker and Hrdlicka is c/o Camden Property Trust, 3200 Southwest Freeway, Suite 1500, Houston, Texas 77027.

(2) For purposes of this calculation, the number of Common Shares deemed outstanding includes 26,320,125 Common Shares currently outstanding and the number of Common Shares issuable to the named person or entity upon redemption of units held by such person or entity or upon the exercise of options held by such person that are exercisable within 60 days.

(3) Pursuant to information contained in a Schedule 13G filed with the Securities and Exchange Commission in January 1997, the Company was informed that as of December 31, 1996, Cohen & Steers Capital Management, Inc. possessed sole dispositive and voting power for 2,328,500 and 1,989,900 Common Shares, respectively, as a result of acting as investment advisor to several qualified employee benefit plans, registered investment companies and endowments.

(4) In addition to 312,047 Common Shares and units owned by Mr. Cooper directly, Mr. Cooper's Common Shares and units owned include 1,407,495 units which are held by PGI, the general partner of which is a company controlled by Mr. Cooper, and 240,941 units held by Gateway Mall Associates I, L.P., a partnership in which Mr. Cooper serves as a general partner of the general partner, and 21,978 units held by WRC Holdings, Inc. Mr. Cooper became a Trust Manager following the merger of Paragon Group, Inc. ("Paragon") into the Company.

(5) PGI is a Texas limited partnership, the general partner of which is a company controlled by Mr. Cooper and the limited partners of which consist of Messrs. Cooper and Levey, entities wholly owned by them and eight former officers of Paragon or its affiliates. PGI owns 1,407,495 units.

(6) Includes 150,000 Common Shares which may be purchased upon exercising vested options and 15,059 vested restricted Common Shares held in the Rabbi Trust. (See "Compensation Committee Report on Executive Officer Compensation -- Share Option and Restricted Share Program" for the definition of the Rabbi Trust.) Does not include (i) 150,000 Common Shares underlying options that have not vested, (ii) 9,348 Common Shares of the 18,696 Common Shares owned by Centeq Realty, Inc. ("Centeq Realty"), the surviving entity of the Centeq group of Companies ("Centeq"). Mr. Campo owns 50% of the common shares of Centeq Realty. See Richard J. Campo's business experience paragraph under "Proposal One: Election of Trust Managers" for more information on Centeq. See Note (7) below, or (iii) 47,957 restricted Common Shares held in the Rabbi Trust that have not vested.

(7) Includes 150,000 Common Shares which may be purchased upon exercising vested options and 14,450 vested restricted Common Shares held in the Rabbi Trust. Does not include (i) 150,000 Common Shares underlying options that have not vested, (ii) 9,348 Common Shares of the 18,696 Common Shares owned by Centeq Realty. Mr. Oden owns 50% of the common shares of Centeq Realty. See Note (6) above, or (iii) 47,956 restricted Common Shares held in the Rabbi Trust that have not vested.

(8) In addition to 71,992 Common Shares and units owned by Mr. Levey directly, Mr. Levey's Common Shares and units owned include 240,941 units held by Gateway Mall Associates I, L.P., a partnership in which Mr. Levey serves as a general partner of the general partner. Mr. Levey became a Trust Manager following the merger of Paragon into the Company.

(9) Includes 52,000 Common Shares which may be purchased upon exercising vested options and 6,837 vested restricted Common Shares held in the Rabbi Trust.

(10) Includes 52,000 Common Shares which may be purchased upon exercising vested options and 5,237 vested restricted Common Shares held in the Rabbi Trust. Does not include 2,660 restricted Common Shares held in the Rabbi Trust that have not vested.

(11) Includes 47,000 Common Shares which may be purchased upon exercising vested options and 6,340 vested restricted Common Shares held in the Rabbi Trust. Does not include 20,084 restricted Common Shares held in the Rabbi Trust that have not vested.

(12) Includes 6,667 Common Shares which may be purchased upon exercising vested options. Does not include 1,333 Common Shares underlying options that have not vested.

(13) Includes 200 Common Shares that are owned by Mr. Parker's wife and 100 Common Shares that are owned by trusts for the benefit of each of Mr. Parker's two minor children, for whom his wife is acting as trustee.

(14) Includes 929,894 Common Shares, 1,701,517 units, 513,000 Common Shares subject to options exercisable within 60 days and 51,732 restricted Common Shares held in the Rabbi Trust, all of which are deemed outstanding pursuant to Rule 13d-3(d)(1). Shares and/or units beneficially owned by more than one individual have been counted only once for this purpose. Does not include 314,000 Common Shares underlying options that have not vested. See Notes (6), (7) and (12) above. Does not include 118,657 restricted Common Shares held in the Rabbi Trust that have not vested. See Notes (6),
     (7), (10) and (11) above.



                                 PROPOSAL ONE:

                          ELECTION OF TRUST MANAGERS

     The holders of Common Shares are being asked to elect seven members to the Company's Board of Trust Managers. The Bylaws of the Company require the affirmative vote of two-thirds of the outstanding Common Shares to elect each Trust Manager nominee that has not previously been elected as a Trust Manager by the shareholders. The election of Messrs. Cooper and Levey will require a two-thirds vote. The remaining Trust Managers must be re-elected by the affirmative vote of the holders of a majority of the shares of the Company present in person or represented by proxy at the Meeting; provided, however, if the requisite vote is not obtained with respect to the election of Trust Managers, then the existing Trust Managers (other than Messrs. Cooper and Levey) will continue in their capacity as such.

     If for any reason any nominee for Trust Manager should become unavailable for election, the proxies may be voted for the election of a substitute designated by the Board of Trust Managers, unless a contrary instruction is given on the proxy. The Board of Trust Managers has no reason to believe that any of the nominees will be unable or unwilling to serve if elected, and all nominees have expressed an intention to serve the entire term for which election is sought.

     The following table contains certain information concerning the nominees:

Name                         Age  Trust Manager Since
----                         ---  -------------------

Richard J. Campo (1)          42        May 1993
William R. Cooper (1)         60       April 1997
George A. Hrdlicka (2)(3)     65      October 1993
Lewis A. Levey (3)            55       April 1997
D. Keith Oden                 40        May 1993
F. Gardner Parker (1)(2)      55        July 1993
Steven A. Webster (1)         45        July 1993

-------------------------

(1)  Member of the Executive Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Audit Committee.

          Richard J. Campo has been the Chairman of the Board of Trust Managers and Chief Executive Officer of the Company since May 1993. From June 1993 through December 1993, Mr. Campo also was the President of the Company. Mr. Campo co-founded Centeq and its predecessor entities in 1982 and has been continuously involved as a principal executive officer and director of Centeq and its predecessors since 1982. Centeq's operations consisted primarily of asset management and construction activities. Centeq was previously owned 80% by an entity related to the sellers of 11 of the original 17 properties sold to the Company in connection with its initial public offering ("IPO"). The remaining 20% was owned by Messrs. Campo and Oden.

          William R. Cooper is currently a private investor who prior to April 1997 had served for 30 years in a variety of capacities with Paragon or its predecessor. Most recently Mr. Cooper served as Chairman of the Board of Directors and Chief Executive Officer of Paragon and Paragon Group Holdings. Mr. Cooper is a member of the Board of Directors for the Advisory Board of the Society of Industrial and Office Realtors, the Presbyterian Healthcare System and the National Realty Committee.

          George A. Hrdlicka is a founding partner of the law firm of Chamberlain Hrdlicka White Williams & Martin and has been primarily involved in the practice of tax law since 1965. He is a regular lecturer on tax subjects at institutes and seminars around the country and is Board Certified as a tax lawyer by the Texas Board of Legal Specialization. He currently serves as a member of the Texas Board of Legal Specialization staff.

          Lewis A. Levey is currently a private investor who prior to April 1997 had served for 26 years in a variety of capacities with Paragon or its predecessor. Most recently, Mr. Levey served as Vice Chairman of the Board of Directors and as a director of Paragon and Paragon G.P. Holdings. Mr. Levey is currently a member of the Board of Directors of the National Multi-Housing Council, and a Council member of the Urban Land Institute.

          D. Keith Oden has been the President and Chief Operating Officer of the Company since December 1993. From July 1993 through December 1993, Mr. Oden was a consultant to the Company. Mr. Oden co-founded Centeq and its predecessor entities in 1982 and has been continuously involved as a principal executive officer and director of Centeq and its predecessors since 1982.

          F. Gardner Parker is a private investor and has been involved in structuring private and venture capital investments for the past twelve years. Mr. Parker was with Ernst & Young from 1970 to 1984 and was a partner with the firm from 1977 to 1984. Mr. Parker is Chairman of the Board of three privately held companies and is a director of three additional privately held companies.

          Steven A. Webster currently serves as Chairman and Chief Executive Officer of Falcon Drilling Company, Inc., a publicly-held oil and gas drilling contractor. Mr. Webster also serves as managing general partner of a group of affiliated venture capital investment partnerships. Mr. Webster is a director of Crown Resources Corporation, a precious metals mining concern, and DI Industries, Inc., an onshore drilling contractor, both of which are publicly held.

          The Company's Declaration of Trust and Bylaws expressly permit the Company's Trust Managers and officers to engage in other activities including those relating to the ownership and operation of multifamily properties. No policy of the Company restricts Trust Managers from conducting, for their own accounts or on behalf of others, other business activities including those relating to the ownership and operation of multifamily properties. For a description of certain restrictions on the ability of the Named Executive Officers to compete with the Company in the multifamily property business, see "Executive Compensation--Employment Agreements."

COMMITTEES OF THE BOARD OF TRUST MANAGERS

          The Board of Trust Managers of the Company has three standing committees: an Audit Committee, an Executive Committee and a Compensation Committee. The Audit Committee makes recommendations concerning the engagement of independent auditors, reviews with the independent auditors the plans and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercises all other powers of the Trust Managers except for those which require action by all Trust Managers or the independent Trust Managers under the Declaration of Trust or Bylaws or under applicable law. The Compensation Committee has the authority to determine compensation for the Company's executive officers and to administer the Plan. The Company does not have a nominating committee.

COMPENSATION OF TRUST MANAGERS

          The Company pays its non-employee Trust Managers an annual fee of $12,000, a fee of $1,000 for attending each meeting plus a fee of $250 for each telephone conference. Such telephone conference fees totaled $500 for each Trust Manager in 1996. In addition, Trust Managers receive a fee of $500 for attending each committee meeting unless such meeting is on the same day as another meeting. Trust Managers who are employees of the Company are not paid Trust Manager fees. In addition, the Company may reimburse the Trust Managers for travel expenses incurred in connection with their activities on behalf of the Company. Prior to May 1995, non-employee Trust Managers each received annually options to purchase 4,000 Common Shares under the Plan. Total options granted to the Trust Managers were 24,000 of which 20,001 had vested at December 31, 1996. Such options totally vest in 1997 and expire ten years from the grant date. In May 1995, the shareholders of the Company approved an amendment to the Plan granting each non-employee Trust Manager 2,000 restricted Common Shares under the Plan effective upon their election as a Trust Manager and on each anniversary of the date such Trust Manager joined the Board. Total restricted Common Shares granted to the Trust Managers were 12,000 of which 1,200 had vested at December 31, 1996. Following the merger of Paragon into the Company which occurred on April 15, 1997, Messrs. Cooper and Levey became Trust Managers and each received 2,000 restricted Common Shares under the Plan. Restricted Common Shares issued to Trust Managers vest over five years from date of grant.

MEETINGS OF THE BOARD AND COMMITTEES

          During the year ended December 31, 1996, there were six meetings of the Board of Trust Managers, no meetings of the Executive Committee or Audit Committee, and one meeting of the Compensation Committee. Each Trust Manager attended at least 75% of the meetings of the Board of Trust Managers and the committees on which such Trust Manager served during such period. In addition, the Board and such Committees took action on numerous occasions by unanimous written consent.


                              EXECUTIVE OFFICERS

          The executive officers of the Company and their ages are as follows:

Name                         Age                      Position
----                         ---                      --------
Richard J. Campo              42  Chairman of the Board of Trust Managers and
                                  Chief Executive Officer
D. Keith Oden                 40  President, Chief Operating Officer and Trust
                                  Manager
Michael W. Biggs              46  Senior Vice President-Asset Management
G. Steven Dawson              39  Senior Vice President-Finance, Chief Financial
                                  Officer, Treasurer and Assistant Secretary
Alison L. Dimick              34  Senior Vice President-Acquisitions and
                                  Dispositions
James M. Hinton               40  Senior Vice President-Development
Elizabeth Pringle Johnson     39  Senior Vice President-General Counsel,
                                  Secretary and Assistant Treasurer
H. Malcolm Stewart            45  Senior Vice President-Construction

          Information concerning the business experience of Messrs. Campo and Oden is provided in "Proposal One: Election of Trust Managers."

          Michael W. Biggs has been the Senior Vice President--Asset Management of the Company since May 1993. Prior to the formation of the Company, from 1992 to 1993, Mr. Biggs was President of Centeq's property management division and responsible for managing properties owned by Centeq. Prior thereto, Mr. Biggs was Vice President of The Dickson Group (a real estate property management company) from 1989 to 1992.

          G. Steven Dawson has been the Senior Vice President--Finance, Chief Financial Officer and Treasurer of the Company since May 1993 and Assistant Secretary of the Company since December 1993. Prior to the formation of the Company, from 1990 to 1993, Mr. Dawson was Senior Vice President--Finance and Chief Financial Officer of Centeq.

          Alison L. Dimick joined the Company in April 1997 as Senior Vice President-Acquisitions and Dispositions. Prior to joining the Company, Ms. Dimick was Vice President of Acquisitions for MIG Realty Advisors, a pension fund advisor specializing in multifamily properties. From 1986 to 1991, she served in a variety of capacities with Grubb & Ellis Realty Advisors most recently as Vice President of Portfolio Management.

          James M. Hinton has been the Senior Vice President--Development of the Company since June 1996. Mr. Hinton was Vice President of Development for Camden Development, Inc. from December 1993 to May 1996. Prior thereto, Mr. Hinton was the National Multifamily Asset Manager for J. E. Robert Company from February 1991 to November 1993.

          Elizabeth Pringle Johnson has been the Senior Vice President--General Counsel and Secretary of the Company since May 1993 and Assistant Treasurer since December 1993. Prior to the formation of the Company, Ms. Johnson was General Counsel to Centeq from 1992 to 1993. Prior thereto, Ms. Johnson was a shareholder in the law firm of Winstead Sechrest & Minick P.C. from 1991 to 1992.

          H. Malcolm Stewart has been the Senior Vice President--Construction since December 1993. Mr. Stewart was the President of Centeq's construction division from 1989 to December 1993.

          No family relationship exists among any of the Trust Managers or executive officers of the Company. No arrangement or understanding exists between any Trust Manager or executive officer or any other person pursuant to which any Trust Manager or executive officer was selected as a Trust Manager or executive officer of the Company. All executive officers are elected annually by, and serve at the discretion of, the Board of Trust Managers.

          Based solely upon a review of Form 4's furnished to the Company with respect to the year ended December 31, 1996, no person failed to disclose on a timely basis, as disclosed in such forms, reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").


                         COMPENSATION COMMITTEE REPORT
                       ON EXECUTIVE OFFICER COMPENSATION

          The Compensation Committee, which consists entirely of non-employee Trust Managers, reviews and approves all remuneration arrangements for the Company's executive officers, Trust Managers and other employees and all compensation plans, including the Plan. The Compensation Committee held one meeting during 1996 and a meeting on February 5, 1997 to vote on 1996 compensation issues.

OBJECTIVES AND COMPENSATION PHILOSOPHY

          The Company's objectives are to produce consistent earnings growth and selectively invest in favorable markets. In order to meet its objectives, the Company must attract, reward, motivate and retain key executives who are capable of achieving the Company's objectives in a competitive industry. The Company's philosophy for compensating executive officers is that an incentive-based compensation system tied to the Company's financial performance and portfolio growth will best align the interests of its executives with the objectives of the Company. In accordance with this philosophy, the Company has adopted a compensation system designed to meet the Company's objectives by making a significant portion of an executive's compensation dependent on the Company's and such executive's performance.

          The Company's executive compensation system consists of the following elements: base salary determined by the Compensation Committee based on its assessment of individual performance, contributions to the Company and peer group comparisons; an annual bonus that is directly related to the performance of the executive's department and the Company as a whole; and grants of restricted shares and options designed to motivate individuals to enhance the long-term value of the Common Shares. The Compensation Committee does not allocate a fixed percentage of compensation to each of these three elements, nor does the Compensation Committee use specific qualitative or quantitative measures or factors in assessing individual performance, except with respect to the award of bonuses, as described below.

BASE SALARY

          In 1996, base salary levels and annual increases for executive officers were determined by the Compensation Committee based on an evaluation of the responsibilities of the position held and the experience of the particular individuals both compared to companies of similar size, complexity and, where comparable, in the same industry. In addition to comparing base salary compensation of other companies, consideration is given to the overall corporate performance. Actual salaries are based on the executive's skill and ability to influence the Company's financial performance and growth in both the short-term and the long-term.


BONUS COMPENSATION

          The Company's executive officers participate in a bonus incentive program whereby the individual executives are eligible for bonuses based on a percentage of base salary. The bonus percentage is based on competitive analysis and on the executive's ability to influence the Company's success in achieving its objectives. Earned bonuses are determined annually in part on the basis of performance against pre-established goals and in part based on the discretion of the Compensation Committee. The eligible bonus percentage is allocated in part to the achievement of Company goals, in part to the achievement of individual goals, and in part to discretionary evaluation by the Compensation Committee. Specific individual goals for each officer are established at the beginning of the year and are tied to the functional responsibilities of each executive. Individual goals include both objective financial measures as well as subjective factors, such as efficiency in managing capital resources and successful acquisitions or development. The Company's goals are based on operating performance, as measured by the Company's funds from operations. The Compensation Committee requires executives to receive at least 25% and up to 50% of their annual bonus in the form of restricted shares.

SHARE OPTION AND RESTRICTED SHARE PROGRAM

          The Compensation Committee believes that by providing the executives who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Common Shares, the best interest of shareholders and executives will be closely aligned. Therefore, executives are eligible to receive options from time to time, giving them the right to purchase Common Shares or restricted shares. During 1996, the Compensation Committee did not adhere to any firmly established formulas or schedules for the issuance of options or restricted shares. The Compensation Committee granted options and restricted shares based on the recommendations of an independent compensation consultant and an assessment of the performance of the executive's department and the Company as a whole.

          In order to tie executive compensation to the long-term performance of the Company, the Compensation Committee requires executives to receive at least 25% and up to 50% of their annual bonus in the form of restricted shares. For the portion of the bonus paid in the form of restricted shares, the executive receives shares valued at 150% of the cash value of such portion of the bonus. The number of shares to be issued is determined based on the market share price at the date of grant. Such restricted shares vest 25% on the grant date, with the remaining shares vesting 25% on each anniversary of the date of grant for the next three years.


          The Compensation Committee has established a rabbi trust (the "Rabbi Trust"), in which restricted shares may be awarded for certain officers. Vested restricted shares and the related accumulated dividends held by the Rabbi Trust may be purchased by the officer at any time within 20 years from the date of grant of such shares for a price equal to (i) 10% of the fair value of the shares on the date the shares were awarded to the Rabbi Trust; and (ii) 5% of the amount of dividends declared and paid with respect to such shares.

CEO PERFORMANCE EVALUATION

          For 1996, the Compensation Committee evaluated the CEO's performance based on the Company's objectives to maximize long-term profitability for its shareholders. The Company believes such objectives are achieved by providing quality housing for its residents through sophisticated property management and innovative operating strategies and selectively investing in favorable markets while maintaining a conservative capital structure. The Company achieved its objectives in 1996 by increasing its profitability resulting primarily through higher operating margins, disciplined management of the Company's assets and skillful day-to-day operations. The commitment to generate consistent earnings growth requires the Company to consider selective disposition of properties and redeployment of capital if management determines a property cannot meet long-term earnings growth expectations. During 1996, the Company disposed of five properties with 1,219 units. Based on the Company achieving its corporate goals and objectives, Mr. Campo received a 3.5% increase in his base salary and received restricted share awards, options and a bonus amount which were based upon the relative achievement of the various stated goals and objectives.

          The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

          The foregoing report is given by the following members of the Compensation Committee:

                               F. Gardner Parker
                               George A. Hrdlicka

                             EXECUTIVE COMPENSATION

          The following table summarizes the compensation for the years ended December 31, 1996, 1995 and 1994 of the Company's Chief Executive Officer and each of the Named Executive Officers:

                                                 Annual Compensation                 Long-Term Compensation
                                          --------------------------------------   --------------------------
                                                                         Other
                                                                         Annual      Restricted    Securities
                                                                        Compen-        Share       Underlying
Name and Principal Position               Year   Salary    Bonus(1)    sation (2)  Awards (1)(3)   Options (4)
---------------------------               ----  --------  ---------    ----------  --------------  -----------

Richard J. Campo                          1996  $241,055  $123,750        $2,375     $765,313         150,000
Chairman of the Board of Trust            1995   232,875    82,500         2,138      310,008              --
 Managers and Chief Executive Officer     1994   225,000   103,125         2,044      378,118          50,000

D. Keith Oden                             1996   241,055   123,750         2,375      765,313         150,000
President, Chief Operating Officer and    1995   232,875    82,500         2,138      310,008              --
 Trust Manager                            1994   225,000   103,125         2,044      378,118          50,000

H. Malcolm Stewart                        1996   152,125    61,875         2,375      321,750              --
Senior Vice President-- Construction      1995   146,970    41,250         2,138      130,754              --
                                          1994   142,000    63,281         2,044      138,598              --

G. Steven Dawson                          1996   139,275    56,375         2,375      280,103              --
Senior Vice President--Finance,           1995   134,550    41,250         2,138      130,754              --
Chief Financial Officer, Treasurer and    1994   130,000    48,125         2,044      156,884              --
 Assistant Secretary

Michael W. Biggs                          1996   139,275    53,625         1,535      264,382              --
Senior Vice President--Asset              1995   134,550    50,625         1,575      113,877              --
 Management                               1994   130,000    63,282         1,322      138,591              --

-----------------------

(1) The Compensation Committee requires executives to receive at least 25%, and up to 50%, of their annual bonus in the form of restricted shares. For the portion of the bonus paid in the form of restricted shares, the executive received shares valued at 150% of the cash value of such portion of the bonus. The number of shares issued was determined based on the market share price at the date of grant. Such restricted shares vest 25% on the grant date (the "25% Vested Shares"), with the remaining shares vesting 25% on each anniversary of the date of grant for the next three years. The Common Shares related to the 25% Vested Shares are included in the above table under Bonus and the unvested portion of the restricted shares are included in the above table under Restricted Share Awards.

(2) Consists of matching contributions under the Company's 401(k) savings plan.

(3) At December 31, 1996, the aggregate value of the 126,819 restricted shares not yet vested based on the closing share price of $28.63 at December 31, 1996 was $3,630,828. In February 1997, the Company awarded 52,209 restricted shares with three- to five-year vesting periods from the date of grant. The February 1997 grants pertained to 1996 compensation. The aggregate value of restricted shares not yet vested including the February 1997 grants based on the closing share price of $28.63 at December 31, 1996 was $5,125,572. Distributions on restricted shares that have not yet vested were paid at the same rate as paid to all shareholders.

(4) The table includes a total of 300,000 options granted to Messrs. Campo and Oden in February 1997 as these option grants related to the performance of the Company in 1996. All options have a three-year vesting period.

EMPLOYMENT AGREEMENTS

          The Company has employment agreements with each of the Named Executive Officers, the terms of which expire at various times through August 20, 1999. Such agreements provide for minimum salary levels as well as various incentive compensation arrangements, which are payable based on the attainment of specific goals. The agreements also provide for severance payments in the event certain situations occur such as termination without cause or a change of control. The severance payments vary based on the Named Executive Officer's position and amount to one times the current salary base for Messrs. Biggs, Dawson and Stewart and 2.99 times the average annual compensation over the previous three fiscal years for Messrs. Campo and Oden. The agreements restrict each of the Named Executive Officers from competing with the Company anywhere within a 30-mile radius of any of the Company's properties during the terms thereof and, except in certain circumstances, for a period of one year after termination thereof.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          No person who served as a member of the Company's Compensation Committee during 1996 (i) was an officer or employee of the Company during such year, (ii) was formerly an officer of the Company, or (iii) was a party to any material transaction set forth under "Certain Relationships and Transactions."

          No executive officer of the Company served as a member of the compensation or similar committee or board of directors of any other entity, one of whose executive officers served on the Compensation Committee or Board of Trust Managers of the Company.

SHARE OPTIONS

          The following table contains information concerning the grant of share options to the Named Executive Officers. Although no Named Executive Officers were granted any options during 1996, the table includes a total of 300,000 unexercisable options granted to Messrs. Campo and Oden in February 1997 as these option grants related to the performance of the Company in 1996.

                                     Percent of
                       Number of       Total                                Potential Realizable Value
                        Common        Options                                at Assumed Annual Rates
                        Shares      Granted to                             of Share Price Appreciation
                      Underlying     Employees     Exercise                      For Option Term
                       Options      For Fiscal     Price Per  Expiration    --------------------------
Name                 Granted (1)     Year 1996      Share        Date            5%            10%
----                 -----------    ----------    ----------  ----------   ------------   ------------
Richard J. Campo           150,000           50%      $27.00  February 1,    $2,547,023     $6,454,657
                                                                 2007

D. Keith Oden              150,000           50%      $27.00  February 1,    $2,547,023     $6,454,657
                                                                 2007

(1) All such options vest in equal installments over three years and expire ten years after the date of grant.

          The following table sets forth information with respect to the Named Executive Officers concerning the unexercised options held at December 31, 1996. No Named Executive Officer exercised any options during 1996. The table includes a total of 300,000 unexercisable options granted to Messrs. Campo and Oden in February 1997 as these option grants related to the performance of the Company in 1996.

                       Number of Common Shares
                        Underlying Unexercised       Value of Unexercised
Name                       Options Held at         in-the-Money Options at
----                      December 31, 1996            December 31, 1996
                      --------------------------  --------------------------
                      Exercisable  Unexercisable  Exercisable  Unexercisable
                      -----------  -------------  -----------  -------------
Richard J. Campo          133,333        166,667     $817,333       $321,667

D. Keith Oden             133,333        166,667      817,333        321,667

Michael W. Biggs           52,000             --      317,760             --

H. Malcolm Stewart         52,000             --      227,760             --

G. Steven Dawson           47,000             --      295,860             --

PERFORMANCE GRAPH

    The following graph shows a comparison of cumulative total returns for the Company, the Standard & Poor's 500 Composite Stock Index and the National Association of Real Estate Investment Trusts All Equity Index. The graph assumes the investment of $100 on July 31, 1993 (the month in which the IPO was consummated and the Common Shares were registered under Section 12 of the Exchange Act) in the Company's Common Shares and in each index and that all dividends were reinvested.



                       [PERFORMANCE GRAPH APPEARS HERE]


                                   1993          1994          1995          1996
                               ------------  ------------  ------------  --------------
                                JUL    DEC    JUN    DEC    JUN    DEC    JUN     DEC
                               -----  -----  -----  -----  -----  -----  -----   ------
The Company                    100.0  111.6  112.0  118.3  108.4  122.9  127.7    159.7

The NAREIT All Equity Index    100.0   99.5  104.8  102.7  108.6  118.4  126.5    160.1

S&P 500 Index                  100.0  105.4  101.8  106.8  128.3  146.8  161.6    180.5

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS


RELATED PARTY TRANSACTIONS

    Camden Connection, Inc. ("CCI") (formerly Apartment Connection, Inc.) is a nonqualified-REIT subsidiary. The Company owns 100% of the non-voting stock of CCI and 1% of the voting stock. The remainder of the voting stock of CCI is owned by Messrs. Campo and Dawson. The Company has made an unsecured working capital revolving line of credit available to CCI which has been renewed annually. The loan has a maximum commitment of $1.2 million, earns interest at a fixed rate of 7.5% per annum and is payable in full during July 1997. The loan's outstanding balance was $1.2 million at December 31, 1996.

    In conjunction with the equity offering in April 1994, Messrs. Campo and Oden (collectively, the "Executives") each purchased $1 million of Common Shares at the market price of such shares. The Compensation Committee determined that it was in the best interest of the Company that the Executives have greater ownership interests in the Company. Accordingly, the Compensation Committee determined that the Company should loan to each Executive 90% of the purchase price of such Common Shares or $900,000. These loans have five-year terms and bear interest at the fixed rate of 7.0%. The loans are non-recourse, but are secured by a pledge of such Common Shares, and do not require any prepayments of principal until maturity. During July 1995, the Executive's loans were transferred to CCI. CCI obtained a $1.8 million unsecured loan from the Company with the same interest rate and maturity as the underlying Executive loans.

    During 1995, the Company formed TeleServe, Inc. (formerly Camden Communications One, Inc.), doing business as CamTel ("CamTel"). CamTel is a nonqualified-REIT subsidiary that was established to provide fiber optic, central office switched telecommunications service to residents in the Company's properties and third parties. The Company owns 100% of the non-voting stock of CamTel and 1% of the voting stock. The remainder of the voting stock of CamTel is owned by Messrs. Campo, Dawson, Hrdlicka, Oden, Parker and Webster. The Company has made an unsecured revolving line of credit available to CamTel with a maximum commitment of $5.9 million which had an outstanding balance of $585,000 at December 31, 1996. The loan earns interest at 7.0%, payable in full in June 1999 and is used to fund asset additions or other operating costs.

    During 1996 the Company had management agreements with investment partnerships in which the Executives had a combined 1% interest, with respect to two multifamily properties owned by such partnerships. The management agreements provided for the exclusive right to lease, operate and manage these two properties. Management fees earned on the two properties amounted to $184,000 in 1996. In November 1996 the Company received a $244,000 fee upon the sale of the two properties. All such management agreements have terminated.

    On April 15, 1997, the Company through its merger with Paragon began performing residential property services for owners of three third-party and twelve affiliated properties. Messrs. Cooper and Levey collectively own interests of 1% to 50% in the twelve affiliated properties. These residential property services are conducted by one of the Company's affiliates, Paragon Residential Services, Inc. ("PRSI"). The Company through the Operating Partnership which was acquired as part of the merger owns a 95% economic interest in PRSI. The remaining 5% economic interest is owned by CCI. The Operating Partnership owns 100% of the non-voting stock and 1% of the voting stock of PRSI. Management fees earned in 1996 by PRSI, or PRSI's predecessor, PGPSI on the fifteen properties amounted to $1.6 million.

    Mr. Cooper holds, either directly or indirectly, a 1% interest in various partnerships which own eight apartment properties in which the Company, indirectly owns a 70% to 75% interest. The remaining interests are held by outside investors.

                                 PROPOSAL TWO:

             APPROVAL OF AMENDMENT TO THE 1993 SHARE INCENTIVE PLAN

GENERAL

    The Company adopted the Plan in connection with its initial public offering to retain and attract and provide incentives to Trust Managers, officers and other key employees of the Company. Upon receipt of approval of the shareholders of the Company in May 1994, the Plan was amended and restated. In connection with the amendment of the Plan, the number of Common Shares authorized for issuance under the Plan was increased to 1,450,000 (5.5% of the outstanding Common Shares on April 17, 1997). At April 17, 1997, only 79,752 Common Shares remained available for issuance under the Plan.

    The Board of Trust Managers believes that providing an increased availability of Common Shares for issuance under the Plan is important in order for the Company to provide long-term incentives to retain key employees and officers.

    On April 21, 1997, the Board of Trust Managers unanimously voted to amend the Plan, subject to the approval of the shareholders, to increase the maximum number of Common Shares available for issuance under the Plan to 10% of the total number of Common Shares outstanding at any time. Based upon the number of Common Shares outstanding on April 17, 1997, the Plan would have a total of 2,632,013 Common Shares authorized for issuance under the Plan, an increase of 82% Common Shares over the number of currently authorized Common Shares.

ADMINISTRATION

    The Plan is currently administered by the Compensation Committee (the "Committee") which generally has the authority, within the limitations set forth in the Plan, to establish rules and regulations concerning the Plan, to determine the persons to whom awards may be made, the number of Common Shares to be covered by each award, and the terms and provisions of the award to be granted. Pursuant to the Plan, the Committee has the right to award Options, Rights (as defined below), Limited Rights (as defined below), Restricted Share Awards (as defined below), Performance Units (as defined below) and Performance Share Awards (as defined below) (collectively, "Incentive Awards").

SHARES AVAILABLE FOR INCENTIVE AWARDS

    A total of 1,450,000 Common Shares have been reserved for issuance under the Plan. If any Incentive Award shall expire, be canceled or terminate, any Common Shares subject thereto which are not issued or are forfeited may again be subject to Incentive Awards under the Plan, provided that Rights that are exercisable as an alternative to an Option (as described below) are not subject to the foregoing limitation. Notwithstanding the foregoing, under certain circumstances Common Shares may not again be the subject of grants under the Plan. The maximum number of Common Shares which may be the subject of Options and Rights granted to any individual in any calendar year shall not exceed 200,000 Common Shares. If Options and Rights are granted to a "covered person" (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) are canceled, such canceled Options and Rights shall continue to be counted against the maximum limitation. Each Incentive Award contains usual anti-dilution provisions which are applicable in the event of a stock dividend, split-up, conversion, exchange, reclassification or substitution. In the event of any other change in the corporate structure or outstanding Common Shares, the Committee may make such equitable adjustments to the number of Common Shares and the class of shares available under the Plan or to any outstanding Incentive Awards as it shall deem appropriate to prevent dilution or enlargement of rights.

TYPES OF INCENTIVE AWARDS

    Options. Options granted under the Plan may be incentive stock options ("ISOs") under Section 422 of the Code or non-qualified Options, at the discretion of the Committee. No ISO will be granted to an individual who is not an employee of the Company or a subsidiary at the time the Option is granted. The Plan provides that the exercise price of an Option will be fixed by the Committee on the date of grant and shall not be less than the fair market value of the underlying Common Share on the date of grant; however, the exercise price of an ISO granted to an participant who owns Common Shares possessing more than 10% of the total combined voting power of all outstanding shares of the Company must be at least equal to 110% of the fair market value of a Common Share on the date of grant. Any ISOs granted to such participants also must expire within five years from the date of grant. Additionally, Options granted under the Plan will not be ISOs to the extent that the aggregate fair market value of the Common Shares with respect to which ISOs under the Plan (or under any other plan maintained by the Company or a subsidiary) first become exercisable in any year exceeds $100,000. Options are exercisable for a duration determined by the Committee, but in no event after ten years from the date of grant.

    Payment of the purchase price for Common Shares acquired upon the exercise of Options may be made by one or more of the following methods: in cash, by check, by delivery to the Company of Common Shares already owned by the Option holder, or by such other methods as the Committee may permit from time to time; provided, however, that a holder may not use previously owned Common Shares that were acquired pursuant to the Plan, or any other share plan that may be maintained by the Company or its subsidiaries, to pay the purchase price under an Option, unless the holder has beneficially owned such Common Shares for at least six months.

    Reload Options. An Option may, in the discretion of the Committee, include a "Reload Option" which shall entitle the holder, upon (i) the exercise of the original Option prior to the holder's termination of employment and (ii) payment of the exercise price in Common Shares that the holder has owned for at least six months prior to the date of exercise, to receive a new Option to purchase, at the fair market value of a Common Share on the date of exercise of the original Option, the number of Common Shares having a value equal to the exercise price of the original Option. A Reload Option may also allow that upon exercise of the Option, the holder may receive a new Option to purchase at the fair market value of a Common Share on the date of exercise of the original Option, the number of Common Shares equal to the number of Common Shares issued upon exercise of the original Option. Such Reload Options shall be subject to the same terms and conditions, including the exercise date, and shall be exercisable at the same time or times as the original Option to which it relates. In no event shall any Reload Option be exercisable within six months of its date of grant.

    Rights and Limited Rights. A Right may be granted either independently or in connection with an Option. A Right granted in connection with an Option shall be exercisable (a) only to the extent that the related Option is exercisable and
(b) either in conjunction with, or as an alternative to, the exercise of the related Option. A "Right" is the right to receive an amount equal to the excess (or a portion of the excess, as determined by the Committee at the time of grant) of the fair market value of a Common Share on the date of exercise over
(i) the fair market value of a Common Share on the date of grant, in the case of a Right granted independently of any Option, or (ii) the exercise price of the related Option, in the case of a Right granted in connection with an Option (which excess is referred to as the "Spread"). However, with respect to Rights exercised by officers and Trust Managers who are subject to Section 16(b) of the Exchange Act during quarterly ten-day periods beginning on the third day after the release of the Company's quarterly statements of sales and earnings, the amount payable to all such holders who exercise their Rights during any such period may be uniformly determined by reference to a single fair market value of a Common Share on any day during such relevant quarterly period, as may be designated by the Committee, rather than the fair market value of a Common Share on the actual date of exercise by each respective holder.

    The holder of a conjunctive Right granted in connection with an Option is deemed to have exercised the Right at the same time, and to the same extent that, the related Option is exercised. The holder of an alternative Right granted in connection with an Option is entitled to exercise such Right only by surrendering the related Option with respect to the same number of Common Shares as to which such Right is exercised, and to receive payment therefor. The number of Common Shares with respect to which an alternative Option is surrendered shall not be available for future grants of Incentive Awards. A Right granted independently of any related Option is exercisable for a duration determined by the Committee, but in no event after ten years from the date of grant. In addition, the Committee otherwise may limit the amount payable upon the exercise of any Rights.

    The Committee may fix such waiting periods, exercise dates or other limitations as it shall deem appropriate with respect to Rights granted under the Plan including, without limitation, the achievement of specific goals; provided, however, that each Right granted under the Plan shall be exercisable only upon the consent of the Committee; and provided, further, that a Right that relates to a specific Option shall be exercisable only when and to the extent that the Option to which it relates is exercisable and, if such Option is an ISO, only at such times as there is a positive Spread.

    At the election of the holder, but subject to disapproval of such election by the Committee, distribution of the amount payable upon the exercise of a Right may be made in Common Shares, valued at their fair market value on the date of exercise of the Right, or in cash, or in a combination of cash and Common Shares.

    The Committee shall also have the power to grant Limited Rights as part of an award of Options or Rights. A "Limited Right" shall provide for an automatic cash payment to the holder equal to the Spread (or such other amount as determined by the Committee) upon the occurrence of a Change in Control (as defined in the Plan) on a date fixed by the Committee.

    Options and Rights generally will be exercisable by the holder thereof subject to terms fixed by the Committee, except as otherwise provided for in the Plan. In no event shall an Option or Right become exercisable during the six month period following the date of grant or subsequent to the expiration of the term of the Option or Right.

    Options and Rights terminate six months following the holder's, (i) termination of employment with or service for, the Company or a subsidiary, (ii) retirement or permanent disability or, (iii) death. In the case of the death of the holder, the Option and/or Right is exercisable by the holder's estate, personal representative or beneficiary. If a Participant violates the terms and conditions his or her employment or relationship with the Company or its subsidiaries, such Participant's unexercised Options shall immediately terminate upon termination of employment or the relationship, as applicable.

    Restricted Share Awards. The Committee may grant Restricted Share Awards to eligible individuals. The Committee also will grant a Restricted Share Award to any individual who is entitled to a bonus under the Bonus Plan, for a number of Common Shares having a value on the date of grant equal to a percentage of the bonus specified by the Committee. "Restricted Share Awards" are the right to purchase Common Shares at a price determined by the Committee (but in no event less than par value). Such Common Shares, when and if issued, shall be subject to transfer restrictions determined by the Committee in its sole discretion, and subject to substantial risk of forfeiture unless and until specific conditions established by the Committee at the time of grant are met. Such conditions may be based on continuing employment or achievement of pre-established performance objectives or both, as determined by the Committee. Unless the holder of a Restricted Share Award ceases to be an employee or Director of the Company or a subsidiary (for reasons other than permanent disability or death), the restricted Common Shares will vest in accordance with a schedule or other conditions as are determined by the Committee; provided, however, no Restricted Shares awarded under the Plan may be subject to vesting requirements over a period of less than three years.

    Payment of the purchase price for Common Shares purchased pursuant to Restricted Share Awards shall be paid at the time and in the manner specified by the Committee at the time of the grant of the Restricted Share Award. If the employment or relationship with the Company and its affiliates of a holder of a Restricted Share Award is terminated for any reason before satisfaction of the terms and conditions for the vesting of all Common Shares subject to the Restricted Share Award, the number of restricted Common Shares not theretofore vested shall be reacquired by the Company and forfeited, and the purchase price paid for such Common Shares by the holder shall be returned to the holder.

    Certificates for the Common Shares purchased pursuant to Restricted Share Awards shall be issued in the name of the holder thereof, but the certificates may be retained in escrow until such time as the transfer restriction shall have lapsed. The holder of a Restricted Share Award shall, as of the date of grant, have all rights of a shareholder with respect to the Common Shares registered in his or her name (unless otherwise provided in a Restricted Share Award), including the voting and dividend rights.

    Under the Plan, each non-employee Trust Manager automatically receives upon his or her election to the Board of Trust Managers, and on each anniversary of his or her election, a Restricted Share Award of 2,000 Common Shares. Each non-employee Trust Manager Restricted Share Award vests in five equal installments on each of the first five anniversaries of the date of grant. Non-employee Trust Managers are not eligible to receive any other Awards under the Plan.

    Performance Units and Performance Share Awards. The Committee may grant Performance Units or Performance Share Awards to eligible individuals. "Performance Units" are units valued by reference to designated criteria established by the Committee, other than Common Shares. "Performance Share Awards" are valued by reference to the value of Common Shares. Payments pursuant to Performance Units and Performance Share Awards may, in the sole discretion of the Committee, be made in the form of cash, Common Shares or a combination thereof. The Committee shall designate a method of converting Performance Units to Common Shares including, but not limited to, a method based on the fair market value over consecutive trading days. Prior to settlement of Performance Units or Performance Share Awards in Common Shares, the holder of such award shall pay the Company an amount of cash equal to, at a minimum, the par value per Common Share multiplied by the number of Common Shares to be issued. The holders of Performance Units and Performance Share Awards are not entitled to any voting rights or dividends with respect to Performance Units or Performance Share Awards.

EXERCISABILITY OF INCENTIVE AWARDS

    Incentive Awards become immediately exercisable in full, (i) in the case of Options and Rights only, upon the holder's retirement from the Company; (ii) upon the permanent disability or death of the holder while in the employ or service of the Company; (iii) upon the occurrence of such special circumstances as in the opinion of the Committee merit special consideration; or (iv) upon a Change in Control. However, no Options or Rights may be exercised earlier than six months following the date of grant.

    To the extent that the acceleration of exercisability or vesting of an Incentive Award following a Change in Control, when aggregated with other payments or benefits to the participant, whether or not payable pursuant to the Plan, would, as determined by the Company's tax counsel, result in "excess parachute payments" (as defined in Section 280G of the Code), such parachute payment or benefits shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code, but only if, by reason of such reduction, the participant's net after tax benefit shall exceed the net after tax benefit if such reduction were not made.

AMENDMENT

    The Plan may be terminated and may be modified or amended by the Board of Trust Managers at any time; however, any modification or amendment (i) increasing the aggregate number of Common Shares which may be issued under Incentive Awards; (ii) changing the class of persons who are eligible to receive Incentive Awards; or (iii) requiring shareholder approval pursuant to Rule 16b-3 of the Exchange Act or Section 162(m) of the Code will be subject to shareholder approval within one year of the adoption of such amendments.

CERTAIN FEDERAL INCOME TAX MATTERS

    The Federal income tax consequences to an employee who receives an ISO generally will, under current law, be as follows:

    An employee will not realize any income upon the grant or exercise of an ISO. If the employee disposes of the Common Shares acquired upon the exercise of an ISO at least two years after the date the Option is granted and at least one year after the Common Shares are transferred to him or her, the employee will realize long-term capital gain in an amount equal to the excess, if any, of his or her selling price for the Common Shares over the Option exercise price. In such case, the Company will not be entitled to any tax deduction resulting from the issuance or sale of the Common Shares. If the employee disposes of the Common Shares acquired upon the exercise of an ISO prior to the expiration of two years from the date the Option is granted, or one year from the date the Common Shares are transferred to him or her, any gain realized will be taxable at such time as follows (a) as ordinary income to the extent of the difference between the Option exercise price and the lesser of the fair market value of the Common Shares on the date the Option was exercised or the amount realized from such disposition, and (b) as capital gain to the extent of any excess, which gain shall be treated as short-term or long-term capital gain depending upon the holding period of the Common Shares. In such case, the Company may claim an income tax deduction (as compensation) for the amount taxable to an individual as ordinary income.

    In general, the difference between the fair market value of the Common Shares at the time the ISO is exercised and the Option exercise price will constitute an item of adjustment, for purposes of determining alternative minimum taxable income, and under certain circumstances may be subject, in the year in which the Option is exercised, to the alternative minimum tax.

    If an employee uses Common Shares which he or she owns to pay, in whole or in part, the exercise price for Common Shares acquired pursuant to an ISO, (a) the holding period for the newly issued Common Shares equal in value to the old Common Shares which were surrendered upon the exercise shall include the period during which the old Common Shares were held, (b) the individual's basis in such newly issued Common Shares will be the same as his or her basis in the old Common Shares surrendered and (c) no gain or loss will be recognized by the individual on the old Common Shares surrendered. However, if an employee uses Common Shares previously acquired pursuant to the exercise of an ISO to pay all or part of the exercise price under an ISO, such tender will constitute a disposition of such previously acquired Common Shares for purposes of the one-year (or two-year) holding period requirement applicable to such ISO and such tender may be treated as a taxable exchange.

    The Federal income tax consequences to an individual who receives non-qualified Options generally will, under current law, be as follows:

    An individual will not realize any income at the time the Option is granted. Generally, an individual will realize ordinary income, at the time the Option is exercised, in a total amount equal to the excess of the then fair market value of the Common Shares acquired over the exercise price. However, Section 83 of the Code provides that, if a Trust Manager, officer or principal shareholder (i.e., an owner of more than 10% of the outstanding Common Shares) receives Common Shares pursuant to the exercise of a non-qualified stock option, he or she is not required to recognize any income until the date on which such shares can be sold at a profit without liability under Section 16(b) of the Exchange Act. At such time, the Trust Manager, officer or principal shareholder will realize income equal to the amount by which the then fair market value of the Common Shares acquired pursuant to the exercise of such Option exceeds the price paid for such Common Shares. Alternatively, a Trust Manager, officer or principal shareholder who would not otherwise be taxed at the time the Common Shares are transferred may file a written election, within 30 days of such transfer, with the Internal Revenue Service, to be taxed as of the date of transfer, on the difference between the then fair market value of the Common Shares and the price paid for such Common Shares.

    All income realized upon the exercise of a non-qualified Option will be taxed as ordinary income. The Company will be entitled to a tax deduction (as compensation) for the amount taxable to an individual (including a Trust Manager, officer and principal shareholder) upon the exercise of a non-qualified Option, as described above, in the same year as those amounts are taxable to the individual.

    Common Shares issued pursuant to the exercise of a non-qualified Option generally will constitute a capital asset in the hands of an individual (including a Trust Manager, officer or principal shareholder) and will be eligible for capital gain or loss treatment upon any subsequent disposition. The holding period of such individual will commence upon the date he or she exercises the non-qualified Option. The individual's basis in the Common Shares will be equal to the greater of their fair market value as of that date or the amount paid for such Common Shares. If, however, an individual uses Common Shares which he or she owns to pay, in whole or in part, the exercise price for Common Shares acquired pursuant to the exercise of a non-qualified Option, (a) the holding period for the newly issued Common Shares equal in value to the old Common Shares which were surrendered upon the exercise shall include the period during which the old Common Shares were held, (b) the individual's basis in such newly issued Common Shares will be the same as his or her basis in the surrendered Common Shares, (c) no gain or loss will be realized by the individual on the old Common Shares surrendered, and (d) the individual will realize ordinary income in an amount equal to the fair market value of the additional number of Common Shares received over and above the number of old Common Shares surrendered.

    The Federal income tax consequences to an individual who receives Restricted Share Awards generally will, under current law, be as follows:

    An individual will not realize any income when the right to acquire Common Shares subject to a Restricted Share Award is granted, or when the Common Shares issued pursuant to a Restricted Share Award are registered in the individual's name. The individual will realize ordinary income as and when the Common Shares are no longer subject to a substantial risk of forfeiture (which risk of forfeiture includes the restrictions imposed by Section 16(b) of the Exchange
Act), in an amount equal to the difference between the fair market value of the Common Shares as of such date and the price he or she paid for such Common Shares. Alternatively, the individual can file a written election with the Internal Revenue Service, no more than 30 days after the Common Shares are transferred to him or her pursuant to a Restricted Share Award to be taxed as of the date of transfer on the difference between the then fair market value of the Common Shares and the price he or she paid for such Common Shares. Once the individual has realized ordinary income with respect to the Common Shares, any subsequent increase in the value of the Common Shares generally will be taxed when the Common Shares are sold as long-term or short-term capital gain, depending on how long the Common Shares are held. The individual's holding period with respect to the Common Shares will begin on the date he or she realizes ordinary income with respect to the Common Shares and the basis in the Common Shares will be equal to their then fair market value. The Company will be entitled to a tax deduction when, and to the extent, ordinary income is realized by the individual with respect to such Common Shares. Any dividends or other distributions paid on the Common Shares generally will be taxable when distributed to the individual.

    An individual will be subject to tax, at ordinary income rates, on the amount of cash and the fair market value of any property received upon the exercise of any Rights or Limited Rights, or pursuant to Performance Units or Performance Share Awards. The Company will be entitled to a tax deduction equal to the amount includible in the individual's income.

    In addition to the Federal income tax consequences discussed above, Section 280G of the Code provides that if an officer, shareholder or highly compensated individual receives a payment which is in the nature of compensation and which is contingent upon a change in control of the employer, and such payment equals or exceeds three times his or her "base salary" (as described below), then any amount received in excess of such base salary shall be considered an "excess parachute payment." An individual's "base salary" is equal to his or her average annual compensation over the five-year period (or period of employment, if shorter) ending with the close of the individual's taxable year immediately preceding the taxable year in which the change in control occurs. If the taxpayer establishes, by clear and convincing evidence, that an amount received is reasonable compensation for past or future services, all or a portion of such amount may be deemed not to be an excess parachute payment. If any payments made under the Plan in connection with a change in control of the Company constitute excess parachute payments with respect to any individual (and such payments are not reduced or eliminated pursuant to the terms of the Plan), then in addition to any income tax which would otherwise be owed on such payment, the individual will be subject to an excise tax equal to 20% of such excess parachute payment and the Company will not be entitled to any tax deduction to which it otherwise would have been entitled with respect to such excess parachute payment.

    Section 280G provides that payments pursuant to a contract entered into or amended within one year of a change in control are presumed to be parachute payments unless the individual establishes, by clear and convincing evidence, that such contract was not entered into or amended in contemplation of a change in control. In addition, the grant of an Incentive Award within one year of a change in control or the acceleration of an Incentive Award because of a change in control may be considered a parachute payment. Pursuant to proposed regulations issued by the Treasury Department under Section 280G, the acceleration of a non-qualified stock option because of a change in control is considered a parachute payment in an amount equal to the value of the accelerated portion of the Option. Even if the grant of an Incentive Award within one year of a change in control or the acceleration of an Incentive Award is not a parachute payment for purposes of Section 280G, the exercise of an Option or Right granted within one year of the change in control or the exercise of the accelerated portion of an Option or Right may result in a parachute payment, in an amount equal to the excess of the fair market value of the Common Shares received upon exercise of the Option over the exercise price (or the cash or fair market value of Common Shares received upon the exercise of Rights). Payments received for the cancellation of an Incentive Award because of a change in control may also result in parachute payments.

    Under Section 162(m) of the Code, publicly held companies may not deduct compensation for certain employees to the extent that such compensation exceeds $1 million for the taxable year. The $1 million limitation applies to the Company's Chief Executive Officer and the four most highly compensated officers other than the Chief Executive Officer. Compensation which is performance based (as defined in the Code and rules and regulations thereunder), however, is not counted as subject to the deductibility limitation of Section 162(m). Income pursuant to Options and Rights under the Plan is intended to permit full deduction by the Company, by qualifying such income as performance-based compensation and, therefore, exempt from the limitations of Section 162(m). Income pursuant to Limited Rights, Restricted Share Awards, Performance Units and Performance Share Awards would be subject to the deductibility limitations of Section 162(m).

    The foregoing summary with respect to Federal income taxation does not purport to be complete and reference is made to the applicable provisions of the Code.


                                PROPOSAL THREE:

                      RATIFICATION OF INDEPENDENT AUDITORS

    Upon the recommendation of the Audit Committee, the Board of Trust Managers of the Company has appointed the firm of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 1997. The affirmative vote of a majority of the Common Shares present, or represented, and entitled to vote at the meeting, is required to ratify the appointment of Deloitte & Touche LLP.

    A representative of Deloitte & Touche LLP is expected to be present at the Meeting. The representative will be afforded the opportunity to make a statement and to respond to appropriate questions of shareholders. If the resolution ratifying the appointment of Deloitte & Touche LLP as independent auditors is approved by the shareholders, the Board of Trust Managers nevertheless retains the discretion to select different auditors in the future, should the Board then deem it in the Company's best interest. Any such selection need not be submitted to a vote of shareholders.

                             SHAREHOLDER PROPOSALS

    Shareholders are entitled to submit proposals on matters appropriate for shareholder action consistent with regulations of the Securities and Exchange Commission (the "Commission"). Should a shareholder intend to present a proposal at the Company's Annual Meeting of Shareholders to be held in 1998, it must be received by the Secretary of the Company, 3200 Southwest Freeway, Suite 1500, Houston, Texas 77027, not later than December 31, 1997, in order to be included in the Company's proxy statement and form of proxy relating to that meeting.


                            SOLICITATION PROCEDURES

    Officers and regular employees of the Company, without extra compensation, may solicit the return of proxies by mail, telephone, telegram or personal interview. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and to obtain such beneficial owners' instructions concerning the voting of proxies.

    The cost of solicitation of proxies (including the cost of reimbursing banks, brokerage houses, and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy soliciting material to beneficial owners) will be paid by the Company.


                                 MISCELLANEOUS

    A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1996 was mailed on or about March 31, 1997 to shareholders of record on March 27, 1997.

    The information set forth in this Proxy Statement under the caption "Executive Compensation--Report of the Compensation Committee of the Board of Trust Managers" and "--Performance Graph" shall not be deemed to be (i) incorporated by reference into any filing by the Company under the Securities Act or the Exchange Act, except to the extent that in any such filing the Company expressly so incorporates such information by reference, and (ii) "soliciting material" or to be "filed" with the Commission.

    Where information contained in this Proxy Statement rests particularly within the knowledge of a person other than the Company, the Company has relied upon information furnished by such person or contained in filings made by such person with the Commission.

                             CAMDEN PROPERTY TRUST
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, JUNE 5, 1997

  The undersigned, revoking any proxy heretofore given, hereby appoints Richard
J. Campo, D. Keith Oden and G. Steven Dawson, or any of them, proxies of the undersigned, with full power of substitution, to vote all of the common shares of beneficial interest of CAMDEN PROPERTY TRUST (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting to be held at 10:00 A.M., local time, on Thursday, June 5, 1997, at the Ritz Carlton Hotel, 1919 Briar Oaks Lane, Houston, Texas and at any adjournment thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as set forth on the Reverse Side hereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS.

THE BOARD OF TRUST MANAGERS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

  Please Fill in, Date, Sign and Mail this Proxy in the enclosed postage-paid return envelope.
  By signing and returning this Proxy, the undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and of the Annual Report and financial statements of the Company preceding or accompanying the same.

                    (PLEASE DATE AND SIGN ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF SHAREHOLDERS
                             CAMDEN PROPERTY TRUST

                                 JUNE 5, 1997

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

      PLEASE MARK YOUR
A [X] VOTES AS IN THIS
      EXAMPLE.

1. Election of Trust Managers.

               WITHHOLD
   FOR         AUTHORITY
   [_]           [_]

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

--------------------------------------

NOMINEES: RICHARD J. CAMPO
          WILLIAM R. COOPER
          GEORGE A. HROLICKA
          LEWIS A. LEVEY
          D. KEITH ODEN
          F. GARDNER PARKER
          STEVEN A. WEBSTER

2. Approval of an amendment to the 1993 Share Incentive Plan to increase the number of shares authorized for issuance under the plan.

       FOR          AGAINST         ABSTAIN
       [_]            [_]             [_]

3. Approval of the appointment of Deloitte & Touche LLP as independent auditors.

       FOR          AGAINST         ABSTAIN
       [_]            [_]             [_]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

       FOR          AGAINST         ABSTAIN
       [_]            [_]             [_]


Signature                                      Date:
         ____________________________________       ---------------------------

                                               Date:
---------------------------------------------       ___________________________
       SIGNATURE IF HELD JOINTLY


NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF SHARES ARE REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES OR GUARDIANS, ATTORNEYS AND CORPORATE OFFICERS SHOULD ADD THEIR TITLE.